                                                                    EXHIBIT 23.1

                             ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36754, 33-52506, 33-62098, 33-58637 and 33-58639) of
BJ Services Company ("BJ Services") and in the Post-Effective Amendment on Form S-3 to BJ Services' Registration Statement on Form S-4 (No. 33-58017),
BJ Services' Registration Statement on Form S-4 (No. 333-02287) and BJ Services' Registration Statement on Form S-3 (No. 333-02731) of our report dated February 8, 1996 relating to the consolidated balance sheets of Nowsco Well Service Ltd. and subsidiaries as of December 31, 1995, 1994 and 1993, and the related consolidated statements of operations, retained earnings, and changes in cash position for each of the years in the three-year period ended December 31, 1995, which report is included in this Current Report on Form 8-K of BJ Services.


KPMG Peat Marwick Thorne
- -------------------------------
KPMG Peat Marwick Thorne


Calgary, Alberta
June 26, 1996